[PricewaterhouseCoopers LLP Letterhead]         [Arthur Andersen LLP Letterhead]


                                                                     Exhbit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report dated March 3, 2000, on our audits of the consolidated financial statements of Equilon Enterprises LLC as of December 31, 1998 and 1999 and for the years then ended, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this joint proxy statement/prospectus.

/s/  PricewaterhouseCoopers LLP                         /s/  Arthur Andersen LLP
PricewaterhouseCoopers LLP                              Arthur Andersen LLP

Houston, Texas
January 22, 2001